CONTACT:

Richard B. Witaszak
Sr. V.P.- Finance and CFO
(816) 347-6974
webinvestor@payless.cashways.com

                                            PAYLESS CASHWAYS, INC.
                                            800 N.W. Chipman Road o Suite 5900
                                            Lee's Summit, Missouri 64063
                                            www.payless.cashways.com
                                            OTC BULLETIN BOARD: PCSH

                         PAYLESS CASHWAYS, INC. REPORTS
                         FIRST QUARTER 2001 NET INCOME

KANSAS CITY, MO -- March 14, 2001 -- Payless Cashways, Inc. (OTC Bulletin Board:
PCSH), a full-line building materials and finishing products company focusing on the professional builder, remodel and repair contractor, institutional buyer, and project-oriented consumer, today reported operating results for the first quarter ended February 24, 2001.

---------------------------------------------------------------------------------------------------------------
                                             Summary of Financial Highlights
                             (amounts in thousands except percentages and per share amounts)
                                               ----------------------------------------------------------------
                                                                       First Quarter Ended
                                               ----------------------------------------------------------------
                                                     February 24, 2001                February 26, 2000
                                               ------------------------------- --------------------------------
           Net Sales                               $232,885                         $347,113
           Operating Loss *                        $ (3,021)      (1.3)%            $ (3,209)      (0.9)%
           Loss Before Income Taxes                $(12,869)      (5.5)%            $(13,295)      (3.8)%
           Net Income/(Loss) **                    $    279        0.1%             $ (4,218)      (1.2)%
           Net Income/(Loss) Per Common Share          $.01                            $(.21)
           Wtd. Avg. Shares Outstanding              20,000                           20,000
---------------------------------------------------------------------------------------------------------------

         * Prior year includes $1.7 million decrease in operating loss due to conversion from LIFO to FIFO-see attached

        ** First quarter 2001 includes a non-recurring and non-cash income tax benefit of $8.0 million; the first quarter of 2000 included an income tax benefit related to a capital loss carry-forward that positively impacted net income by approximately $3.8 million-see attached

KEY DEVELOPMENTS - FIRST QUARTER 2001
-------------------------------------
o        SG&A expense reduced by 33.4% or $31.3 million vs. 1Q00.
o        First quarter SG&A ratio lowest Q1 reported since 1995.
o        Total  debt  reduction of $61.0 million vs. 1Q00 and $32.0 million  vs.
         Y/E 2000.
o        Net cash generated in Q1 of $32.4 million best reported since 1996.
o        Significant progress toward goal of profitability in 2001.


"Although this has been a very difficult winter quarter for our industry, at PCI we continue to make significant progress in improving our profit model and our balance sheet. The combination of a general economic slowdown, an unusually harsh winter in most of our operating areas, further deflation in commodity prices, and our continued transition away from frequent mass print advertising events had a dramatic impact on our sales. However, our relentless focus on margin maintenance, expense reduction, and debt reduction while we aggressively concentrate on strengthening our relationship with our target customer continues to deliver bottom line improvement." --President & CEO Millard Barron

First Quarter 2001 Results

Net income for the first quarter of 2001 was $0.3 million compared to a net loss of $4.2 million in the first quarter of 2000. Net income in 2001 was positively impacted by an $8.0 million ($.40 per share) non-recurring and non-cash income tax benefit. The benefit resulted from an adjustment to non-current deferred taxes prompted by settlements of numerous prior year income tax examinations. The effective tax rate for the first quarter of 2000 benefited from the utilization of a long-term capital loss carry-forward, which positively impacted net income by approximately $3.8 million or $.19 per share for the quarter last year. Net income per common share in the first quarter of 2001 was $.01 compared to a net loss of $.21 per common share in the same quarter of 2000.

The Company reported a first quarter operating loss of $3.0 million compared to an operating loss of $3.2 million in the first quarter of the previous year. Lower selling, general, administrative and depreciation expenses more than offset the shortfall in gross margin dollars resulting from reduced sales volume.

Effective November 26, 2000, the Company changed its method of accounting for its hardware store inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. As a result of the trend toward declining unit costs of this merchandise, the Company believes that the new method is preferable in the circumstances because the FIFO method of valuing inventory more closely matches current costs and revenues in periods of declining prices. The Company's method of accounting for lumber and related products is the FIFO method, which remains unchanged. The financial statements of prior periods have been restated to apply the new method retroactively. As a result, gross margin and operating results for the period ended February 26, 2000 have been increased $1.7 million to reflect the effect of the new method of accounting. Net income for the quarter ended February 26, 2000 was positively impacted by $1.0 million or $.05 per share due to the restatement.

Net sales for the first quarter of 2001 were $232.9 million, a 28.9% same-store decrease and a 32.9% decrease in total, versus first quarter of 2000 sales of $347.1 million. On a same-store sales basis, sales to the professional customer decreased 22.8%, and sales to the DIY customer decreased 36.9% for the quarter. Same store sales were negatively impacted by inclement weather conditions in December, January and February, continuing deflation in lumber prices, and reductions in mass advertising activity.

Payless Cashways Management Comments

Payless Cashways President & CEO Millard Barron commented, "Although this has been a very difficult winter quarter for our industry, at PCI we continue to make significant progress in improving our profit model and our balance sheet. The combination of a general economic slowdown, an unusually harsh winter in most of our operating areas, further deflation in commodity prices and our continued transition away from frequent mass print advertising events had a dramatic impact on our sales. However, our relentless focus on margin maintenance, expense reduction, and debt reduction while we aggressively concentrate on strengthening our relationship with our target customer continues to deliver bottom line improvement."

Mr. Barron continued, "Typically, the first quarter is a net loss quarter for us due to the winter season. I am pleased with our overall bottom line performance, and I remain conservatively optimistic about 2001. Although we are still experiencing the negative impact of commodity price deflation, the rate of deflation is declining as excess supply and capacity is reduced. Also, falling interest rates should help, both by boosting consumer confidence and reducing our significant interest costs. Finally, many of the initiatives we undertook in 2000 to build our revenue, improve our efficiencies, and reduce our debt, will continue to improve our profit leverage as we move through the remaining quarters of the year. Two of our principal financial objectives for 2001 are to be profitable and to reduce debt by $100 million. In the first quarter, we made significant progress towards achieving both."

Mr. Barron concluded, "I am extremely proud of the dedication and hard work of our associates during this challenging period. Of course, our vendor and lender support continues to be key to our success, and we certainly appreciate their continued partnering relationships. We also are committed to continue to improve shareholder value, and appreciate the ongoing patience and support of our shareholders."

About the Company

Payless Cashways, Inc. is a full-line building materials and finishing products company focusing on the professional builder, remodel and repair contractor, institutional buyer, and project-oriented consumer. The Company operates 128 retail stores and 8 Builders Resource facilities in 17 states located in the Midwestern, Southwestern, Pacific Coast and Rocky Mountain areas. The Company also operates 12 distribution and manufacturing facilities in 7 states. The stores operate under the names Payless Cashways, Furrow, Lumberjack, Hugh M. Woods, Knox Lumber and Contractor Supply.

Forward-Looking Statements

This paragraph is included in this release to comply with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made above. Investors are cautioned that all forward-looking statements involve risk and uncertainty.
Among the factors that could cause results to differ materially are the following: competitor activities; stability of customer demand; weather; stability of the work force; supplier and lender support; consumer spending and debt levels; interest rates; new and existing housing activity; commodity prices-specifically lumber and wallboard; customer and product mix; growth of certain market segments; an excess of retail space devoted to the sale of building materials and the success of the Company's strategy. Additional in-formation concerning these and other factors is contained in the Company's SEC filings, which are available by contacting the Company or on the Company's web site, payless.cashways.com.

PAYLESS CASHWAYS, INC.
First Quarter Ended  February 24, 2001  (Unaudited)  (a)
(In  thousands,  except percentages and per share amounts)

                                                                Thirteen Weeks Ended
                                              -------------------------------------------------------
                                                   February 24, 2001              February 26, 2000
                                              ------------------------      -------------------------
                                                Amount         Percent         Amount         Percent
                                              -----------      -------      -----------       -------
Net sales                                     $   232,885      100.0 %      $   347,113       100.0 %
Cost of merchandise sold                          166,952       71.7            248,027        71.4
                                              -----------     ------        -----------      ------
Gross margin                                       65,933       28.3             99,086        28.6

Selling, general and administrative                62,339       26.8             93,629        27.0
Provision for depreciation and amortization         6,957        3.0              8,936         2.5
Special charges                                      ---         ---                194         0.1
Other income                                        (342)       (0.2)              (464)       (0.1)
                                              ----------      ------        -----------      ------
Operating Loss                                    (3,021)       (1.3)            (3,209)       (0.9)

Interest expense                                   9,848         4.2             10,086         2.9
                                              ----------      ------        -----------      ------
Loss before income taxes                         (12,869)       (5.5)           (13,295)       (3.8)

Federal and state income taxes (b)               (13,148)       (5.6)            (9,077)       (2.6)
                                              ----------      ------        -----------      ------
NET INCOME/(LOSS)                             $      279         0.1 %    $      (4,218)       (1.2)%
                                              ==========      ======      =============      ======

Net income/(loss) per common share-basic      $     0.01                  $       (0.21)
                                              ==========                  =============

Weighted average common shares outstanding        20,000                         20,000
                                              ==========                  =============

(a) Effective November 26, 2000, the Company changed its method of accounting for its hardware store inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. As a result of the trend towards declining unit costs of this merchandise, the Company believes that the new method is preferable in the circumstances because the FIFO method of valuing inventory more closely matches current costs and revenues in periods of declining prices. Accordingly, cost of merchandise sold for the period ended February 26, 2000 has been decreased $1.7 million to reflect the effect of applying retroactively the new method of accounting.

(b) Includes a non-recurring and non-cash tax benefit of $8.0 million ($.40 per share) relating to the settlement of numerous prior year income tax examinations in the first quarter of fiscal 2001. The effective tax rate for the first quarter of 2000 benefited from the utilization of a long-term capital loss carry-forward, which positively impacted net income by approximately $3.8 million or $.19 per share.

PAYLESS CASHWAYS, INC.
Condensed Balance Sheets (Unaudited) (a)
(In thousands)

                                                                 February 24,            November 25,          February 26,
                                                                     2001                    2000                  2000
                                                                -------------           -------------          ------------
ASSETS

     CURRENT ASSETS
       Cash and cash equivalents                                $       843             $     1,485             $     1,150
       Merchandise inventories                                      291,406                 314,061                 382,075
       Prepaid expenses and other current assets                     19,857                  19,246                  15,669
       Income taxes receivable                                           --                      --                     675
                                                                -----------             -----------             -----------
                                        TOTAL CURRENT ASSETS        312,106                 334,792                 399,569

     OTHER ASSETS
       Real estate held for sale                                     23,422                   3,785                   6,312
       Deferred financing costs                                       3,221                   3,051                   3,707
       Other                                                          2,787                   3,090                   1,538

     LAND, BUILDINGS, EQUIPMENT AND
       SOFTWARE, NET                                                297,582                 335,512                 334,966
                                                                -----------             -----------             -----------
                                                                $   639,118             $   680,230             $   746,092
                                                                ===========             ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
       Current portion of long-term debt                        $    10,185             $    10,181             $       168
       Trade accounts payable                                        68,134                  38,633                  63,866
       Other current liabilities                                     51,232                  76,537                  64,160
       Income taxes payable                                             899                     927                   1,846
       Deferred income taxes                                          2,362                   5,510                   4,682
                                                                -----------             -----------             -----------
                                   TOTAL CURRENT LIABILITIES        132,812                 131,788                 134,722

     LONG-TERM DEBT, less portion classified
       as current liability                                         331,348                 363,432                 402,345

     NON-CURRENT LIABILITIES                                         40,265                  50,596                  57,962

     STOCKHOLDERS' EQUITY
       Common stock                                                     200                     200                     200
       Additional paid-in capital                                   183,600                 183,600                 183,600
       Accumulated deficit (b)                                      (49,107)                (49,386)                (32,737)
                                                                -----------             -----------             -----------
                              TOTAL STOCKHOLDERS' EQUITY (c)        134,693                 134,414                 151,063
                                                                -----------             -----------             -----------
                                                                $   639,118             $   680,230             $   746,092
                                                                ===========             ===========             ===========

(a) Certain reclassifications have been made to the 2000 financial statements to conform to the 2001 presentations.

(b) Effective November 26, 2000, the Company changed its method of accounting for its hardware store inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. As a result of the trend towards declining unit costs of this merchandise, the Company believes that the new method is preferable in the circumstances because the FIFO method of valuing inventory more closely matches current costs and revenues in periods of declining prices. The financial statements of prior periods have been restated to apply the new method retroactively. Accordingly, retained earnings at November 25, 2000 and February 26, 2000 has been adjusted for the effect (net of income taxes) of applying retroactively the new method of accounting.

(c) The covenant included in the 1999 Credit agreement with Congress Financial regarding minimum "adjusted net worth" excludes the effects of certain non-cash charges and credits. The cumulative amount of such non-cash charges at February 24, 2001 was $9.7 million.